EXHIBIT 99.3
INTRODUCTION TO
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On December 28, 2007, The Hillman Group, Inc. (the “Hillman Group”), a subsidiary of The Hillman Companies, Inc. (the “Company” or “Hillman”), entered into a Stock Purchase Agreement (the “Agreement”) by and among All Points Industries, Inc. (“All Points”), Gabrielle Mann, Gregory Mann and the Hillman Group, whereby the Hillman Group acquired all of the equity interest of All Points.
The following unaudited pro forma condensed combined balance sheet as of September 30, 2007, combines the historical condensed consolidated balance sheet of the Company as of September 30, 2007 as filed with the Securities and Exchange Commission (“SEC”) on Form 10-Q, with the historical condensed balance sheet of All Points as of September 30, 2007, giving effect to the acquisition as if it had occurred on September 30, 2007. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 combines the historical condensed consolidated statement of operations of the Company for the year ended December 31, 2006, as filed with the SEC in its annual report on Form 10-K, and for the nine months ended September 30, 2007, as filed with the SEC in its quarterly report on Form 10-Q, with the condensed historical statement of operations of All Points for the year ended December 31, 2006, and the nine months ended September 30, 2007, giving effect to the acquisition as though it had occurred at the beginning of the periods presented, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of All Points acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and valuation analyses.
The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Hillman and All Points been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its annual report on Form 10-K for the year ended December 31, 2006, and in its quarterly report on Form 10-Q for the nine months ended September 30, 2007. In addition, the unaudited pro forma condensed combined financial statements, including the notes thereto, are based on the historical financial statements of All Points for the year ended December 31, 2006 and for the nine months ended September 30, 2007, which are included in Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K/A.
Pro forma adjustments are necessary to reflect the initial purchase price and purchase accounting adjustments based on preliminary estimates of the fair values of the All Points net assets acquired. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be realized with respect to the combined companies.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)
September 30, 2007
(dollars in thousands)

		All Points	Pro			Pro
	Historical	Net Assets	Forma	Note		Forma
	Hillman	Acquired	Adjustments	3		Combined

ASSETS
Current assets:
Cash and cash equivalents	$16,003	$481	$(10,243)	(a	)	$6,241
Restricted investments	375	—	—			375
Accounts receivable, net	59,683	1,017	—			60,700
Inventories, net	93,103	7,372	—			100,475
Deferred income taxes, net	6,275	677	—			6,952
Other current assets	2,071	77	—			2,148

Total current assets	177,510	9,624	(10,243)			176,891
Property and equipment, net	57,089	435	—			57,524
Goodwill	259,773		1,056	(b	)	260,829
Other intangibles, net	161,730	—	—			161,730
Restricted investments	5,202	—	—			5,202
Deferred financing fees, net	4,033	—	—			4,033
Investment in trust common securities	3,261	—	—			3,261
Other assets	784	—	—			784

Total assets	$669,382	$10,059	$(9,187)			$670,254

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,582	$788	$—			$26,370
Current portion of senior term loans	2,350	—	—			2,350
Current portion of capitalized lease	273	—	—			273
obligations Junior subordinated interest payable	1,019	—	—			1,019
Accrued expenses:
Salaries and wages	5,200	—	—			5,200
Pricing allowances	7,675	—	—			7,675
Income and other taxes	2,229	—	—			2,229
Interest	2,768	—	—			2,768
Deferred compensation	375	—	—			375
Other accrued expenses	5,478	84	—			5,562

Total current liabilities	52,949	872	—			53,821
Long term senior term loans	229,713	—	—			229,713
Bank revolving credit	—	—	—			—
Long term capitalized lease obligations	301	—	—			301
Long term unsecured subordinated notes	49,820	—	—			49,820
Junior subordinated debentures	116,604	—	—			116,604
Mandatorily redeemable preferred stock	84,924	—	—			84,924
Management purchased preferred options	5,130	—	—			5,130
Deferred compensation	5,202	—	—			5,202
Deferred income taxes, net	43,489	—	—			43,489
Accrued dividends on preferred stock	40,018	—	—			40,018
Other non-current liabilities	8,842	—	—			8,842

Total liabilities	636,992	872	—			637,864

SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)
September 30, 2007
(dollars in thousands)

		All Points	Pro		Pro
	Historical	Net Assets	Forma	Note	Forma
	Hillman	Acquired	Adjustments	3	Combined

LIABILITIES AND STOCKHOLDERS’ EQUITY (CONT.)
Common and preferred stock with put options:

Class A Preferred stock	88	—	—		88

Class A Common stock	417	—	—		417

Class B Common stock	1,691	—	—		1,691

Commitments and contingencies

Stockholders’ equity:
Preferred Stock:
Class A Preferred stock	1	—	—		1

Common Stock:

Class A Common stock	—	—	—		—
Class C Common stock	—	—	—		—
Additional paid-in capital	47,698	—	—		47,698
Accumulated deficit	(17,104)	—	—		(17,104)

Accumulated other comprehensive loss	(401)	—	—		(401)

Total stockholders’ equity	30,194	—	—		30,194

Total liabilities and stockholders’ equity	$669,382	$872	$—		$670,254

SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(dollars in thousands)

			Pro			Pro
	Historical	Historical	Forma	Note		Forma
	Hillman	All Points	Adjustments	3		Combined

Net sales	$340,944	$19,675	$—			$360,619
Cost of sales (exclusive of depreciation and amortization shown separately below)	163,993	13,752	—			177,745

Gross profit	176,951	5,923	—			182,874

Operating expenses:
Selling, general and administrative expenses	123,187	3,537	182	(c	)	126,906
Depreciation	13,444	137	—			13,581
Amortization	5,514	—	—			5,514
Management and transaction fees to related party	769	—	—			769

Total operating expenses	142,914	3,674	182			146,770

Other income, net	771	15	—			786

Income from operations	34,808	2,264	(182)			36,890

Interest expense, net	19,326	(11)	654	(d	)	19,969
Interest expense on mandatorily redeemable preferred stock and management purchased options	7,316	—	—			7,316
Interest expense on jr. subordinated debentures	9,457	—	—			9,457
Investment income on trust common securities	(284)	—	—			(284)

(Loss) income before income taxes	(1,007)	2,275	(836)			432

Income tax provision	4,569	—	555	(e	)	5,124

Net (loss) income	$(5,576)	$2,275	$(1,391)			$(4,692)

SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)
FOR THE YEAR ENDED DECEMBER 31, 2006
(dollars in thousands)

			Pro			Pro
	Historical	Historical	Forma	Note		Forma
	Hillman	All Points	Adjustments	3		Combined

Net sales	$423,901	$34,436	$—			$458,337
Cost of sales (exclusive of depreciation and amortization shown separately below)	203,451	23,001	—			226,452

Gross profit	220,450	11,435	—			231,885

Operating expenses:
Selling, general and administrative expenses	153,547	7,006	(1,152)	(c	)	159,401
Depreciation	17,132	229	—			17,361
Amortization	7,748	—	—			7,748
Extinguishment of debt	726	—	—			726
Management and transaction fees to related party	1,019	—	—			1,019

Total operating expenses	180,172	7,235	(1,152)			186,255

Other income, net	1,042	126	—			1,168

Income from operations	41,320	4,326	1,152			46,798

Interest expense, net	25,799	(58)	845	(d	)	26,586
Interest expense on mandatorily redeemable preferred stock and management purchased options	8,894	—	—			8,894
Interest expense on jr. subordinated debentures	12,609	—	—			12,609
Investment income on trust common securities	(378)	—	—			(378)

(Loss) income before income taxes	(5,604)	4,384	307			(913)

Income tax provision	2,044	—	1,811	(e	)	3,855

Net (loss) income	$(7,648)	$4,384	$(1,504)			$(4,768)

SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(dollars in thousands)
1. Basis of Presentation:
The unaudited pro forma condensed combined balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on September 30, 2007.
The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2006 have been prepared to reflect the acquisition as if it occurred on January 1, 2006. The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2007 have been prepared to reflect the acquisition as if it occurred on January 1, 2007.
2. Acquisition and Purchase Price Allocation:
On December 28, 2007, the Company’s Hillman Group, Inc. subsidiary purchased the stock assets of All Points Industries, Inc. (“All Points”), a Pompano, Florida based distributor of metal shapes, threaded rod and metal sheet to the retail hardware and home improvement industry. The aggregate purchase price, including transaction costs of $335, was $10,243 paid in cash at closing. The accompanying condensed combined balance sheet at September 30, 2007 reflects the allocation of the aggregate purchase price in accordance with SFAS No. 141, “Business Combinations.” The following table reconciles the fair value of the acquired assets and assumed liabilities to the total purchase price:

Cash	$481
Accounts receivable, net	1,017
Inventory, net	7,372
Other current assets	77
Deferred tax assets	677
Property and equipment	435
Goodwill	1,056

Total assets acquired	11,115

Less:
Liabilities assumed	872

Total purchase price	$10,243

In accordance with SFAS No. 142, we will not amortize the goodwill, but will evaluate it for impairment on an annual basis or whenever events or circumstances occur, which indicate that goodwill might be impaired.
A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of All Points that exist as of the completion date of the acquisition. The final valuation may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(dollars in thousands)
3. Pro Forma Adjustments:
The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.
Pro Forma Balance Sheet Adjustments
(a)	Represents cash paid for acquisition, including direct acquisition costs of $335.

(b)	Represents estimated fair value of goodwill acquired of $1,056.
Pro Forma Income Statements Adjustments
(c)	To normalize the compensation expense of the two principal owners of All Points based on the terms of their Employment Agreement with Hillman.

(d)	To record interest expense of $845 and $654 for the year ended December 31, 2006 and the nine-month period ended September 30, 2007, respectively, related to the cost of additional borrowing on the $10,243 purchase price.

(e)	To record the income tax provision associated with All Points’ operating results and the pro forma adjustments. All Points had elected S corporation status under the Internal Revenue Code and consequently all U.S. taxes were borne directly by the shareholders. The pro forma adjustment provides taxes on the All Points historical earnings and the pro forma adjustments impacting income at a statutory tax rate of 38.6 percent, which is the expected tax rate applicable to these earnings subsequent to acquisition.